Exhibit i
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KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP
                                                 1800 Massachusetts Avenue, N.W.
                                                 Suite 200
                                                 Washington,DC 20036-1221
                                                 202.778.9000
                                                 Fax 202.778.9100
                                                 www.klng.com



                                  July 28, 2005


USAA Tax Exempt Fund, Inc.
9800 Fredericksburg Road
San Antonio, Texas   78288

Ladies and Gentlemen:

         We have acted as counsel to USAA Tax Exempt Fund, Inc., a Maryland corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 37 to the Company's Registration Statement on Form N-1A (File Nos. 2-75093; 811-03333) (the "Post-Effective Amendment"), registering an indefinite number of shares of common stock of the Short-Term Fund, Intermediate-Term Fund, Long-Term Fund, Tax Exempt Money Market Fund, California Bond Fund, California Money Market Fund, New York Bond Fund, New York Money Market Fund, Virginia Bond Fund and Virginia Money Market Fund, each a series of the Company (the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act").

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering the opinion, we have examined the Post-Effective Amendment, the Company's Articles of Incorporation, as amended and supplemented (the "Charter"), and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of issued Shares of each series will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing, we are of the opinion that:

         1.       The  Shares  to  be  issued  pursuant  to  the  Post-Effective
                  Amendment have been duly authorized for issuance by the Company; and
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USAA Tax Exempt Fund, Inc.
July 29, 2005
Page 2

         2. When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supercedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent in required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                              Sincerely,

                             /s/ Kirkpatrick & Lockhart Nicholson Graham LLP

                            Kirkpatrick & Lockhart Nicholson Graham LLP